                                                                   Exhibit 10.47

                        INTEGRATED TELECOM EXPRESS, INC.

                     JAMES E. WILLIAMS EMPLOYMENT AGREEMENT

     This Agreement is entered into as of October 8, 2001, (the "Effective Date") by and between Integrated Telecom Express, Inc. (the "Company"), and James E. Williams ("Executive").

     1.   Duties and Scope of Employment.
          ------------------------------

          (a) Positions and Duties. As of the Effective Date, Executive will
              --------------------
serve as Senior Vice President Finance, Treasurer and Chief Financial Officer of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Company's Chief Executive Officer (the "CEO"). The period of Executive's employment under this Agreement is referred to herein as the "Employment Term."

          (b) Obligations. During the Employment Term, Executive will perform
              -----------
his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the CEO.

     2.   At-Will Employment. The parties agree that Executive's employment with
          ------------------
the Company will be "at-will" employment and may be terminated at any time with or without cause or notice. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company.

     3.   Compensation.
          ------------

          (a) Base Salary. During the Employment Term, the Company will pay
              -----------
Executive an annual salary of $225,000 as compensation for his services (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding. Executive's salary will be subject to review and adjustments will be made based upon the Company's normal performance review practices.

          (b) Sign-On Bonus. Within thirty (30) days of the Effective Date,
              -------------
Employee shall receive a lump sum payment (less all applicable withholding taxes) of $25,000 (the "Sign-On Bonus"). If before the first anniversary of the Effective Date (i) Executive terminates his employment with the Company for any reason or (ii) the Company terminates Executive for Cause, then Executive must repay to the Company the entire amount of the Sign-On Bonus.

          (c) Stock Options.
              -------------

              (i) First Option. Subject to approval by the Board, as soon as
                  ------------
administratively practicable following the Effective Date, Executive shall be granted a stock option to purchase 500,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of such Common Stock on the date of grant (the "First Option"). Subject to the accelerated vesting provisions set forth herein, the First Option shall vest as to 25% of the shares subject to such First Option one year after its vesting commencement date, and as to 1/48th of the shares subject to such First Option monthly thereafter, so that the First Option will be fully vested and exercisable four (4) years from the vesting commencement date, subject to Executive's continued service to the Company on the relevant vesting dates. The vesting commencement date for the First Option will be the date Executive begins employment with the Company pursuant to this Agreement. The First Option will be subject to the terms, definitions and provisions of the Company's Nonstatutory Stock Option Plan (the "Option Plan") and the stock option agreement to be executed by Executive and the Company (the "First Option Agreement"), both of which documents are to be approved by the Board and will be at that time incorporated herein by reference.

              (ii) Second Option. Subject to approval by the Board, as soon as
                   -------------
administratively practicable following the Effective Date, Executive shall be granted a stock option to purchase 250,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of such common stock on the date of grant (the "Second Option"). The First Option together with the Second Option shall each be referred to as an "Option" and collectively as the "Options." The Second Option shall vest as to 100% of the shares subject to such Option five (5) years following its date of grant. Notwithstanding the foregoing, if within six (6) months following the Effective Date the Board approves the Executive's business plan for the Company (prepared jointly by the CEO, COO and CFO), which such approval shall not be unreasonably withheld, the Second Option shall vest as to 25% of the shares subject to such Option eighteen
(18) months following the Effective Date, and as to 1/48th of the shares subject to such Option monthly thereafter, so that the Second Option will be fully vested and exercisable fifty-four (54) months from the Effective Date, subject to Executive's continued service to the Company on the relevant vesting dates. The Second Option will be subject to the terms, definitions and provisions of the Option Plan and the stock option agreement to be executed by Executive and the Company (the "Second Option Agreement"), both of which documents are to be approved by the Board and will be at that time incorporated herein by reference. The First Option Agreement together with the Second Option Agreement shall each be referred to as the "Option Agreement" or collectively as the "Option Agreements."

     4.   Employee Benefits. During the Employment Term, Executive will be
          -----------------
entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability, life insurance, and flexible-spending account plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

     5.   Paid Time Off. Executive shall proportionately accrue paid time off of
          -------------
up to 18 days per year in accordance with Company policies, with the timing and duration of specific time off mutually and reasonably agreed to by the parties hereto.

     6.   Expenses. The Company will reimburse Executive for reasonable travel,
          --------
entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     7.   Severance.
          ---------

          (a) Involuntary Termination. If Executive's employment with the
              -----------------------
Company is involuntarily terminated for other than for "Cause" (as defined below), and Executive signs and does not revoke a standard release of claims with the Company, then, subject to Section 12, Executive shall be entitled to
(i) receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Base Salary rate, as then in effect, for a period of six (6) months from the date of such termination, to be paid periodically in accordance with the Company's normal payroll policies; and (ii) continued payment by the Company of the group health continuation coverage premiums for Executive and Executive's eligible dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA") as in effect through the lesser of (x) six (6) months from the effective date of such termination, (y) the date upon which Executive and Executive's eligible dependents become covered under similar plans, or (z) the date Executive no longer constitutes a "Qualified Beneficiary" (as such term is defined in Section 4980B(g) of the Internal Revenue Code of 1986, as amended (the "Code")); provided, however, that Executive will be solely responsible for electing such coverage within the required time periods.

          (b) Voluntary Termination; Termination for Cause. Except as provided
              --------------------------------------------
in Section 8(c), if Executive's employment with the Company terminates voluntarily by Executive or for Cause by the Company, then (i) all vesting of the Options will terminate immediately, (ii) all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and (iii) Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

     8.   Change of Control Benefits.
          --------------------------

          (a) Acceleration of Options.
              -----------------------

              (i) Change of Control Prior to Six Months From the Effective
                  --------------------------------------------------------
Date. In the event of a "Change of Control" (as defined below) that occurs prior
----
to Executive's termination of employment and prior to the date that is six (6) months following the Effective Date, 50% of the unvested shares subject to the Options shall immediately vest and become exercisable. Thereafter the Options shall continue vesting at the same rate and in the same amounts as prior to such acceleration. In all other respects, the Options will continue to be subject to the terms, definitions and provisions of the Option Plan and Option Agreements.

              (ii) Change of Control After Six Months From the Effective Date
                   ----------------------------------------------------------
but Prior to Twelve Months from the Effective Date. In the event of a Change of
--------------------------------------------------
Control that occurs prior to Executive's termination of employment and following the date that is six (6) months from the Effective Date but prior to the date that is twelve (12) months from the Effective Date, 75% of the unvested shares subject to the Options shall immediately vest and become exercisable. Thereafter the Options shall continue vesting at the same rate and in the same amounts as prior to such acceleration. In all other respects, the Options will continue to be subject to the terms, definitions and provisions of the Option Plan and Option Agreements.

              (iii) Change of Control After Twelve Months from the Effective
                    --------------------------------------------------------
Date. In the event of a Change of Control that occurs prior to Executive's
----
termination of employment and after the date that is twelve (12) months from the Effective Date, 100% of the unvested shares subject to the Options shall immediately vest and become exercisable. In all other respects, the Options will continue to be subject to the terms, definitions and provisions of the Option Plan and Option Agreements.

              (iv) Contingent Accelerated Vesting of Second Option.
                   -----------------------------------------------
Notwithstanding the foregoing acceleration provisions, in the event the Board does not approve Executive's business plan for the Company within six (6) months of the Effective Date, then the vesting of the Second Option shall not accelerate pursuant to the foregoing provisions of this Section 8(a).

          (b) Termination Following a Change of Control. If within twelve (12)
              -----------------------------------------
months following a Change of Control (i) Executive terminates his employment with the Company due to an "Involuntary Termination" (as defined below) or (ii) the Company terminates Executive's employment with the Company for other than Cause, death or disability, then, subject to Executive signing and not revoking a standard release of claims in a form acceptable to the Company, Executive shall be entitled to (x) receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Base Salary rate, as then in effect, for a period of six (6) months from the date of such termination, to be paid periodically in accordance with the Company's normal payroll policies,
(y) continued payment by the Company of the group health continuation coverage premiums for Executive and Executive's eligible dependents under COBRA as in effect through the lesser of (A) six (6) months from the effective date of such termination, (B) the date upon which Executive and Executive's eligible dependents become covered under similar plans, or (C) the date Executive no longer constitutes a Qualified Beneficiary; provided, however, that Executive will be solely responsible for electing such coverage within the required time periods, and (z) exercise the Options, to the extent vested, for a period of one
(1) year following such termination or such longer period as may be provided for in the applicable Option Agreement.

          (c) Voluntary Termination; Termination for Cause. If within the twelve
              --------------------------------------------
(12) months following a Change of Control Executive's employment with the Company terminates voluntarily by Executive (other than due to an Involuntary Termination) or for Cause by the Company, then (i) all vesting of the Options will terminate immediately, (ii) all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and (iii) Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

     9. Limitation on Payments. In the event that the severance and other
        ----------------------
benefits provided for in this Agreement or otherwise payable to the Executive
(i) constitute "parachute payments" within the meaning of Section 280G of the Code and (ii) but for this Section 8, would be subject to the excise tax imposed by Section 4999 of the Code, then the Executive's severance benefits under
Section 7 shall be either:

          (a) delivered in full, or

          (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Executive otherwise agree in writing, any determination required under this
Section 8 shall be made in writing by an independent public accountant selected by the Company, immediately prior to Change of Control (the "Accountants"), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Section 8, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 8.

     10.  Definitions.
          -----------

          (a) Cause. For purposes of this Agreement, "Cause" is defined as (i)
              -----
an act of dishonesty made by Executive in connection with Executive's responsibilities as an employee, (ii) Executive's conviction of, or plea of nolo contendere to, a felony, (iii) Executive's gross misconduct, or (iv) Executive's continued substantial violations of his employment duties after Executive has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that Executive has not substantially performed his duties.

          (b) Change of Control. For purposes of this Agreement, "Change of
              -----------------
Control" of the Company is defined as:

              (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

              (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" will mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

              (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or

              (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets.


          (c) Involuntary Termination. For purposes of this Agreement,
              -----------------------
"Involuntary Termination" shall mean without the Executive's express written consent (i) a significant reduction of the Executive's duties, position or responsibilities, or the removal of the Executive from such position and responsibilities, unless the Executive is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains as such following a Change of Control but is not made the Chief Executive Officer of the acquiring corporation) shall not constitute an "Involuntary Termination"; (ii) a significant reduction by the Company in the Base Salary of the Executive as in effect immediately prior to such reduction;
(iii) a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall benefits package is significantly reduced; or (iv) the relocation of the Executive to a facility or a location more than fifty (50) miles from the Executive's then present location.

     11.  Confidential Information. Executive agrees to enter into the Company's
          ------------------------
standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") upon commencing employment hereunder.

     12.  Conditional Nature of Severance Payments.
          ----------------------------------------

          (a) Noncompete. To avoid the inevitable disclosure of the Company's
              ----------
trade secrets and confidential information, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Sections 7 and 8 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon Executive not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interested in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with Company or is a customer of the Company. Upon any breach of this section, all severance payments pursuant to this Agreement shall immediately cease.

          (b) Non-Solicitation. Until the date one (1) year after the
              ----------------
termination of Executive's employment with the Company for any reason, Executive agrees not, either directly or indirectly, to solicit, induce, attempt to hire, recruit, encourage, take away, hire any employee of the Parent or the Company or cause an employee to leave his or her employment either for Executive or for any other entity or person. Additionally, Executive acknowledges that Executive's right to receive the severance payments set forth in Sections 7 and 8 (to the extent Executive is otherwise entitled to such payments) are contingent upon Executive complying with this Section 12(b) and upon any breach of this section all severance payments pursuant to this Agreement shall immediately cease.

          (c) Understanding of Covenants. Executive represents that he (i) is
              --------------------------
familiar with the foregoing covenants not to compete and not to solicit, and
(ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

     13.  Assignment. This Agreement will be binding upon and inure to the
          ----------
benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

     14.  Notices. All notices, requests, demands and other communications
          -------
called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

          If to the Company:

          Integrated Telecom Express, Inc.
          400 Race Street
          San Jose, CA 95126
          Attn: James G. Regel
          ----

          If to Executive:

          at the last residential address known by the Company.


     15.  Severability. In the event that any provision hereof becomes or is
          ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

     16.  Arbitration.
          -----------

          (a) General. In consideration of Executive's service to the Company,
              -------
its promise to arbitrate all employment related disputes and Executive's receipt of the compensation, pay raises and other benefits paid to Executive by the Company, at present and in the future, Executive agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive's service to the Company under this Agreement or otherwise or the termination of Executive's service with the Company, including any breach of this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 (the "Rules") and pursuant to California law. Disputes which Executive agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. Executive further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Executive.

          (b) Procedure. Executive agrees that any arbitration will be
              ---------
administered by the American Arbitration Association ("AAA") and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes or California Code of Civil Procedure. Executive agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Executive agrees that the arbitrator shall issue a written decision on the merits. Executive also agrees that the arbitrator shall have the power to award any remedies, including attorneys' fees and costs, available under applicable law. Executive understands the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Executive shall pay the first $200.00 of any filing fees associated with any arbitration Executive initiates. Executive agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules and that to the extent that the AAA's National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence.

          (c) Remedy. Except as provided by the Rules, arbitration shall be the
              ------
sole, exclusive and final remedy for any dispute between Executive and the Company. Accordingly, except as provided for by the Rules, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

          (d) Availability of Injunctive Relief. In addition to the right under
              ---------------------------------
the Rules to petition the court for provisional relief, Executive agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of this Agreement or the Confidentiality Agreement or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code ss.2870. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys fees.

          (e) Administrative Relief. Executive understands that this Agreement
              ---------------------
does not prohibit Executive from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers' compensation board. This Agreement does, however, preclude Executive from pursuing court action regarding any such claim.

          (f) Voluntary Nature of Agreement. Executive acknowledges and agrees
              -----------------------------
that Executive is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Executive further acknowledges and agrees that Executive has carefully read this Agreement and that Executive has asked any questions needed for Executive to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Executive is waiving Executive's right to a jury trial. Finally, Executive agrees that Executive has been provided an opportunity to seek the advice of an attorney of Executive's choice before signing this Agreement.

     17.  Integration. This Agreement, together with the Option Plan, Option
          -----------
Agreements and the Confidential Information Agreement, represent the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     18.  Waiver of Breach. The waiver of a breach of any term or provision of
          ----------------
this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

     19.  Headings. All captions and section headings used in this Agreement are
          --------
for convenient reference only and do not form a part of this Agreement.

     20.  Tax Withholding. All payments made pursuant to this Agreement will be
          ---------------
subject to withholding of applicable taxes.

     21.  Governing Law. This Agreement will be governed by the laws of the
          -------------
State of California (with the exception of its conflict of laws provisions).

     22.  Acknowledgment. Executive acknowledges that he has had the opportunity
          --------------
to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     23.  Counterparts. This Agreement may be executed in counterparts, and each
          ------------
counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

COMPANY:

INTEGRATED TELECOM EXPRESS, INC.

By: /s/ James Regel                                 Date: October 4, 2001
   -----------------------------------------             -----------------------
Title: President and Chief Executive Officer
      --------------------------------------


EXECUTIVE:

/s/ James Williams                                 Date: October 8, 2001
----------------------------------------                ------------------------
JAMES E. WILLIAMS